Exhibit 10.2
DEAN FOODS COMPANY
2007 SHORT TERM INCENTIVE COMPENSATION PLAN
(CORPORATE)

Purpose:	To (i) align employee compensation with the long-term interests of our shareholders, (ii) motivate employees to create sustained shareholder value, and (iii) ensure retention of key personnel by ensuring that compensation remains competitive.

Participants:	Key management personnel and senior executive officers of Dean Foods Company who are in positions to influence and/or control results in their specific areas of responsibility.

Payout Criteria:	The criteria for payment of bonuses to Participants under this Plan includes: (i) the Company’s performance against an earnings per share (EPS) target (the “EPS Target”) and (ii) the Participant’s performance against his or her individual objectives. Such individual objectives shall be set: (i) for the CEO, by the Board of Directors (or the Compensation Committee of the Board), (ii) for the executive officers, by the CEO and reviewed with the Board of Directors (or the Compensation Committee of the Board), and (iii) for all other Participants, by their supervisors. The weighting of such criteria is as follows:

Percentage of Bonus	Criteria

70% (“EPS Component”)	EPS Target
30%[1] (“IO Component”)	Individual Objectives

[1]	20% for the CEO

Individual objectives:	The amount of the IO Component of the bonus paid to each individual will be determined based on his or her attainment of certain specified individual performance objectives. For each participant, these objectives will include: (i) supporting the Company’s strategic initiatives (such as central purchasing projects and its finance and accounting realignment), (ii) adhering to the Company’s Code of Ethics, supporting its training programs and compliance initiatives and promoting a culture of compliance and integrity, and (iii) such other objectives (qualitative and/or quantitative) which are to be determined by a participants supervisor or manager and communicated to the participant. Each objective will be assigned a “weighting” factor based on the importance of each particular objective to the overall goals for the year.

Each of the objectives should be reviewed periodically throughout the year and a final evaluation completed at the end of the year. As part of this final evaluation, each objective will be assigned a rating score that will range between 0% and 100%. Each objective will then be multiplied by its “weighting” factor to determine the raw score to be utilized for such objective. Once the raw score has been determined for each objective, total overall score will be determined.

The total overall score will then be utilized to determine the percentage payment for the IO Component of the bonus, based on the following scale:

Payout as a %
Total	of Individual
Overall Score	Target
100	120%
99	116%
98	112%
97	108%
96	104%
75 to 95	100%
70 to 74	90%
65 to 69	80%
60 to 64	70%
55 to 59	60%
50 to 54	50%
Below 50	0%

In the event Company’s EPS exceeds the EPS Target, the IO Component payout percentage (determined as set forth above) will be multiplied by the percentage payout of the EPS Component.

Adjustment of Targets:	Upon the recommendation of the CEO, the Compensation Committee may (but has no obligation to) adjust the bonus criteria, targets or payout scale upon the occurrence of extraordinary events or circumstances. Significant acquisitions or dispositions of assets or companies or issuances or repurchases of common stock or other equity interests may, at the Compensation Committee’s discretion, result in an adjustment to the EPS Target.

Determination of Target Bonus:	Target Bonuses are determined based upon competitive peer group and/or general industry market data for specific positions. Target Bonus amounts are generally set within ranges dependent upon base salary ranges as follows:

Base Salary Range	Target Bonus
$300,000 - $500,000	50% - 70%
$500,000 - $700,000	70% - 80%
$700,000+	80% - 120%

Eligibility:	Employees who transfer into or out of Dean Foods’ headquarters will be eligible to participate in the Plan. Payment of incentive compensation to these employees will be made prorata based on the actual time spent at headquarters.

New hires must be approved as eligible participants in the Plan by the CEO or head of HR. All newly hired employees will have their bonus determined on a pro-rata basis based on the length of employment during the year.

A Participant must be a full time employee as of the date payments under the Plan are made to be eligible to receive a bonus. Bonus payments are typically made within 60 days of the end of the applicable measurement year.

Special Awards:	Upon recommendation of the CEO (and reviewed with the Board of Directors or Compensation Committee if such Participant is an executive officer), special awards may be made to individual Participants in the Plan in recognition of extraordinary achievement which has created or will create long-term value for Dean Foods and its shareholders.

DEAN FOODS DAIRY GROUP
2007 SHORT TERM INCENTIVE COMPENSATION PLAN

Purpose:	To (i) align employee compensation with the long-term interests of our shareholders, (ii) motivate employees to create sustained shareholder value, and (iii) ensure retention of key personnel by ensuring that compensation remains competitive.

Participants:	Key management personnel and senior executive officers of Dean Foods Dairy Group who are in positions to influence and/or control results in their specific areas of responsibility.

Payout Criteria:	The criteria for payment to Participants under this Plan and the weighting of such criteria is based on position in the organization, performance against business unit financial targets and performance against individual objectives as set forth below.

Dairy Group Senior Leadership Team

25% Dairy Group Operating Income vs. Plan
25% Growth in Dairy Group Operating Income vs. Prior Year
25% Individual Objectives (“IO Component”)
25% Overall Dean Foods EPS vs. Plan*

*	Payout on same scale as Corporate Bonus Plan

Individual objectives:	The amount of the IO Component of the bonus paid to each individual will be determined based on his or her attainment of certain specified individual performance objectives. For each participant, these objectives will include: (i) supporting the Company’s strategic initiatives (such as central purchasing projects and its finance and accounting realignment), (ii) adhering to the Company’s Code of Ethics, supporting its training programs and compliance initiatives and promoting a culture of compliance and integrity, and (iii) such other objectives (qualitative and/or quantitative) which are to be determined by a participants supervisor or manager and communicated to the participant. Each objective will be assigned a “weighting” factor based on the importance of each particular objective to the overall goals for the year.

Each of the objectives should be reviewed periodically throughout the year and a final evaluation completed at the end of the year. As part of this final evaluation, each objective will be assigned a rating score that will range between 0% and 100%. Each objective will then be multiplied by its “weighting” factor to determine the raw score to be utilized for such objective. Once the raw score has been determined for each objective, total overall score will be determined.

The total overall score will then be utilized to determine the percentage payment for the IO Component of the bonus, based on the following scale:

Total	Payout as a % of
Overall Score	Individual Target
100	120%
99	116%
98	112%
97	108%
96	104%
75 to 95	100%
70 to 74	90%
65 to 69	80%
60 to 64	70%
55 to 59	60%
50 to 54	50%
Below 50	0%

In the event the average of the other bonus targets (actual operating income, growth in operating income, EPS, as applicable) exceed target, the IO Component payout percentage (determined as set forth above) will be multiplied by the average percentage payout of such other bonus targets.

Adjustment of Targets:	Upon the recommendation of the CEO, the Compensation Committee may (but has no obligation to) adjust the bonus criteria, targets or payout scale upon the occurrence of extraordinary events or circumstances. Significant acquisitions or dispositions of assets or companies or issuances or repurchases of common stock or other equity interests may, at the Compensation Committee’s discretion, result in an adjustment to the EPS Target or a region’s or business unit’s Operating Income Target.

Determination of Target Bonus:	Target Bonuses are determined based upon competitive general industry market data for specific positions. Target Bonus amounts are generally set within ranges dependent upon base salary ranges of follows:

Base Salary Range	Target Bonus
$300,000 - $500,000	50% - 65%
$500,000 - $700,000	65% - 80%
$700,000+	80% - 100%

Eligibility:	Employees who transfer into or out of Dean Foods’ headquarters will be eligible to participate in the Plan. Payment of incentive compensation to these employees will be made prorata based on the actual time spent at headquarters.

New hires must be approved as eligible participants in the Plan by the Dairy Group President, Chief Operating Officer or Senior Vice President – HR. All newly hired employees will have their bonus determined on a pro-rata basis based on the length of employment during the year.

A Participant must be a full time employee as of the date payments under the Plan are made to be eligible to receive a bonus. Bonus payments are typically made within 60 days of the end of the applicable measurement year.

Special Awards:	Upon recommendation of the Dairy Group President, special awards may be made to individual participants in the Plan in recognition of extraordinary achievement which has created or will create long-term value for Dean Foods and its shareholders.

WHITEWAVE FOODS
2007 SHORT TERM INCENTIVE COMPENSATION PLAN

Purpose:	To (i) align employee compensation with the long-term interests of our shareholders, (ii) motivate employees to create sustained shareholder value, and (iii) ensure retention of key personnel by ensuring that compensation remains competitive.

Participants:	Key management personnel and senior officers of WhiteWave Foods who are in positions to influence and/or control results in their specific areas of responsibility.

Payout Criteria:	The criteria for payment to Participants under this Plan and the weighting of such criteria is based on position in the organization, performance against financial targets and performance against individual objectives as set forth below.

Senior Leadership Team (excluding Brand Leaders)
25% WWF Net Sales vs. Plan
25% WWF Operating Income vs. Plan
30% Company/Individual Objectives
20% Dean Foods Operating Income vs. Plan

Individual objectives:	A portion (30% or 50%) of the Target Bonus of each individual will be based on his or her attainment of certain specified individual performance objectives. For each Participant, these objectives will include specific goals and objectives in support of the Company’s overall goals and strategy to be determined and communicated to each Participant. In addition, each Participant is expected to adhere to the Company’s Code of Ethics, support its training programs and compliance initiatives and promote a culture of compliance and integrity. The individual payout percentages will be increased or decreased by the applicable payout percentage based on WWF financial performance. (For example, if an individual achieves 100% of his or her individual company objectives, and WWF operating income and net sales are 80% of target, such individual would receive 80% of his or her Target Bonus.)

Adjustment of Targets:	Upon the recommendation of the CEO, the Compensation Committee may (but has no obligation to) adjust the bonus criteria, targets or payout scale upon the occurrence of extraordinary events or circumstances. Significant acquisitions or dispositions of assets or companies may result in an adjustment to the sales or operating income targets.

Determination of Target Bonus:	Target Bonuses are determined based upon competitive general industry market data for specific positions. Target Bonus amounts are generally set within ranges dependent upon base salary ranges of follows:

Base Salary Range	Target Bonus
$300,000 - $500,000	50% - 60%
$500,000 - $700,000	60% - 80%
$700,000+	80% - 100%

Eligibility:	New hires must be approved as eligible participants in the Plan by the President/CEO or Senior Vice President – HR. All newly hired employees will have their bonus determined on a pro-rata basis based on the length of employment during the year.

A Participant must be a full time employee as of the date payments under the Plan are made to be eligible to receive a bonus. Bonus payments are typically made within 60 days of the end of the applicable measurement year.

Special Awards:	Upon recommendation of the President/CEO, special awards may be made to individual participants in the Plan in recognition of extraordinary achievement which has created or will create long-term value for Dean Foods and its shareholders.